As filed with the Securities and Exchange Commission on December 7, 1998
                                                     Registration No. 333-67311
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                           AMENDMENT NO. 1 TO FORM S-4
                             Registration Statement
                                      Under
                           The Securities Act of 1933


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                               RGC RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)

      Virginia                            6719                   54-1909697
(State or other Jurisdiction     (Primary Standard Industrial   (IRS Employer
of Incorporation or Organization) Classification Code Number)   Identification
                                                                     No.)


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                519 Kimball Avenue, N.E., Roanoke, Virginia 24016
                                 (540) 777-4427
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                          -----------------------------


                             John B. Williamson, III
                      President and Chief Executive Officer
                               RGC Resources, Inc.
                519 Kimball Avenue, N.E., Roanoke, Virginia 24016
                                 (540) 777-4427

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          -----------------------------


                                    Copy to:

                             Nicholas C. Conte, Esq.
                             Nicole C. Daniel, Esq.
                       Woods, Rogers & Hazlegrove, P.L.C.
                          First Union Tower, Suite 1400
                            10 South Jefferson Street
                             Roanoke, Virginia 24011
                                 (540) 983-7630

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



     This Amendment No. 1 to Registration Statement No. 333-67311 of RGC Resources, Inc. is for the purpose of filing the following exhibits: Exhibit 13
- Roanoke Gas Company 1998 Annual Report to Shareholders; Exhibit 23(a) - Consent of Deloitte & Touche LLP; and Exhibit 23(b) - Consent of KPMG Peat Marwick LLP.

Item 21.       Exhibits and Financial Statement Schedules.

 * 2 Agreement and Plan of Merger and Reorganization dated as of September 28, 1998, by an among Roanoke Gas Company, RGC Acquisition Corp., RGC Resources, Inc., Diversified Energy Company and Commonwealth Public Service Corporation (attached as Appendix A to the Proxy Statement/Prospectus)

 * 3 (a) Articles of Incorporation of RGC Resources, Inc. (attached as Appendix B to the Proxy Statement/Prospectus)

 * 3 (b)       Bylaws of RGC Resources, Inc.

 * 4 (a) Specimen copy of certificate for RGC Resources, Inc. Common Stock, $5.00 par value

 * 4 (b)       Article I of the Bylaws of Roanoke Gas Company (included in
               Exhibit 3(b))

 * 5 Opinion of Woods, Rogers & Hazlegrove, P.L.C. with respect to the RGC Resources, Inc. Common Stock

 * 8 Opinion of Woods, Rogers & Hazlegrove, P.L.C. with respect to certain tax matters

   13          Roanoke Gas Company 1998 Annual Report to Shareholders

 * 16 Letter of KPMG Peat Marwick LLP regarding change in accountants (incorporated herein by reference to Exhibit 99 of Form 8-K dated December 19, 1997)

   23 (a)      Consent of Deloitte & Touche LLP

   23 (b)      Consent of KPMG Peat Marwick LLP

 * 23 (c) Consent of Woods, Rogers & Hazlegrove, P.L.C. (included in Exhibits 5 and 8)

 * 99          Form of Proxy

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*Previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, has duly caused this Amendment No. 1 to Registration Statement No. 333-67311 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia on December 7, 1998.


                                    RGC RESOURCES, INC.


                                    By: s/John B. Williamson, III
                                        John B. Williamson, III
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 333-67311 has been signed by the following persons in the capacities indicated as of December 7, 1998.


        Signature                                          Title


s/John B. Williamson                               President, Chief Executive
  (John B. Williamson, III)                        Officer and Director


s/Roger L. Baumgardner                             Vice President, Secretary and
  (Roger L. Baumgardner)                           Treasurer (Principal
                                                   Accounting Officer)


s/Lynn D. Avis                                     Director
  (Lynn D. Avis)


s/Abney S. Boxley, III                             Director
  (Abney S. Boxley, III)


s/Frank T. Ellett                                  Director
  (Frank T. Ellett)


s/Frank A. Farmer, Jr.                             Director
  (Frank A. Farmer, Jr.)


s/Wilbur L. Hazlegrove                             Director
  (Wilbur L. Hazlegrove)
s/J. Allen Layman                                  Director
  (J. Allen Layman)


s/Thomas L. Robertson                              Director
  (Thomas L. Robertson)


s/S. Frank Smith                                   Director
  (S. Frank Smith)

                                INDEX TO EXHIBITS

Exhibit No.    Description


 * 2 Agreement and Plan of Merger and Reorganization dated as of September 28, 1998, by an among Roanoke Gas Company, RGC Acquisition Corp., RGC Resources, Inc., Diversified Energy Company and Commonwealth Public Service Corporation (attached as Appendix A to the Proxy Statement/Prospectus)

 * 3 (a) Articles of Incorporation of RGC Resources, Inc. (attached as Appendix B to the Proxy Statement/Prospectus)

 * 3 (b)       Bylaws of RGC Resources, Inc.

 * 4 (a) Specimen copy of certificate for RGC Resources, Inc. Common Stock, $5.00 par value

 * 4 (b)       Article I of the Bylaws of Roanoke Gas Company (included in
               Exhibit 3(b))

 * 5 Opinion of Woods, Rogers & Hazlegrove, P.L.C. with respect to the RGC Resources, Inc. Common Stock

 * 8 Opinion of Woods, Rogers & Hazlegrove, P.L.C. with respect to certain tax matters

   13          Roanoke Gas Company 1998 Annual Report to Shareholders

 * 16 Letter of KPMG Peat Marwick LLP regarding change in accountants (incorporated herein by reference to Exhibit 99 of Form 8-K dated December 19, 1997)

   23 (a)      Consent of Deloitte & Touche LLP

   23 (b)      Consent of KPMG Peat Marwick LLP

 * 23 (c) Consent of Woods, Rogers & Hazlegrove, P.L.C. (included in Exhibits 5 and 8)

 * 99          Form of Proxy

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*Previously filed